         EXHIBIT 4.11


         THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2004, by and among the parties listed on Schedule A hereto (each an "Additional Guarantor" and collectively, the "Additional Guarantors") and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor to BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Section 4.04 of the Indenture (as defined on Exhibit A attached hereto) provides that if in accordance with the provisions of the Bank Credit Facilities the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Original Indenture (as defined on Exhibit A attached hereto) as a guarantor under the Bank Credit Facilities, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;

         WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Seventh Supplemental Indenture; and

         WHEREAS, the consent of Holders to the execution and delivery of this Seventh Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Seventh Supplemental Indenture have been taken.

         NOW, THEREFORE IT IS AGREED:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Seventh Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.

         SECTION 2. JOINDER. Each Additional Guarantor agrees that by its entering into this Seventh Supplemental Indenture it hereby unconditionally guarantees all of the Issuer's obligations under (i) the 6.875% Senior Notes,
(ii) the 5.95% Senior Notes, (iii) the 4.95% Senior Notes, (iv) any other Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and (v) the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Original Indenture.

         SECTION 3. RATIFICATION OF INDENTURE. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Seventh Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 5. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Seventh Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor's successors and assigns, whether so expressed or not.

         SECTION 6. SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Seventh Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 7. GOVERNING LAW. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Seventh Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Seventh Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 8. COUNTERPARTS. This Seventh Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 9. ROLE OF TRUSTEE. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

                                           THE ADDITIONAL GUARANTORS NAMED
                                           ON SCHEDULE A HERETO,
                                           as Guarantors


                                           By: Joseph R. Sicree
                                               ----------------------------
                                               Name: Joseph R. Sicree
                                               Title: Designated Officer


J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee


By: Nan L. Packard
    Name: Nan L. Packard
    Title: Assistant Vice President

                                   SCHEDULE A
                                   ----------



       CORPORATIONS

TOLL ARIZONA LP COMPANY, INC.
TOLL ARIZONA-II LP COMPANY, INC.
TOLL CALIFORNIA LP COMPANY, INC.
TOLL CALIFORNIA NOTE COMPANY, INC.
TOLL COLORADO LP COMPANY, INC.
TOLL CONNECTICUT LP COMPANY, INC.
TOLL CONNECTICUT-II LP COMPANY, INC.
TOLL DELAWARE LP COMPANY, INC.
TOLL DELAWARE-II LP COMPANY, INC.
TOLL FLORIDA LP COMPANY, INC.
TOLL FLORIDA-II LP COMPANY, INC.
TOLL ILLINOIS LP COMPANY, INC.
TOLL MARYLAND LP COMPANY, INC.
TOLL MARYLAND-II LP COMPANY, INC.
TOLL MASSACHUSETTS LP COMPANY, INC.
TOLL MASSACHUSETTS-II LP COMPANY, INC.
TOLL MICHIGAN LP COMPANY, INC.
TOLL MICHIGAN-II LP COMPANY, INC.
TOLL MID-ATLANTIC LP COMPANY, INC.
TOLL MID-ATLANTIC NOTE COMPANY, INC.
TOLL MIDWEST LP COMPANY, INC.
TOLL MIDWEST NOTE COMPANY, INC.
TOLL NEVADA LP COMPANY, INC.
TOLL NEW HAMPSHIRE LP COMPANY, INC.
TOLL NEW HAMPSHIRE-II LP COMPANY, INC.
TOLL NEW JERSEY LP COMPANY, INC.
TOLL NEW JERSEY-II LP COMPANY, INC.
TOLL NEW YORK LP COMPANY, INC.
TOLL NEW YORK-II LP COMPANY, INC.
TOLL NORTH CAROLINA LP COMPANY, INC.
TOLL NORTH CAROLINA-II LP COMPANY, INC.
TOLL NORTHEAST LP COMPANY, INC.
TOLL NORTHEAST NOTE COMPANY, INC.
TOLL OHIO LP COMPANY, INC.
TOLL OHIO-II LP COMPANY, INC.
TOLL PENNSYLVANIA LP COMPANY, INC.
TOLL PENNSYLVANIA-II LP COMPANY, INC.
TOLL RHODE ISLAND LP COMPANY, INC.
TOLL RHODE ISLAND-II LP COMPANY, INC.
TOLL SOUTH CAROLINA LP COMPANY, INC.
TOLL SOUTH CAROLINA-II LP COMPANY, INC.
TOLL SOUTHEAST LP COMPANY, INC.
TOLL SOUTHEAST NOTE COMPANY, INC.
TOLL SOUTHWEST LP COMPANY, INC.
TOLL SOUTHWEST NOTE COMPANY, INC.
TOLL TEXAS LP COMPANY, INC.
TOLL TEXAS-II LP COMPANY, INC.
TOLL VIRGINIA LP COMPANY, INC.
TOLL VIRGINIA-II LP COMPANY, INC.
TOLL WESTCOAST LP COMPANY, INC.

LIMITED PARTNERSHIPS


HOBOKEN LAND LP
TOLL MD VI LIMITED PARTNERSHIP


LIMITED LIABILITY COMPANIES

BLOCK 255 LLC
HOBOKEN COVE LLC
HOBOKEN LAND I LLC
REGENCY AT LONG VALLEY I LLC
REGENCY AT LONG VALLEY II LLC

                                    EXHIBIT A
                                    ---------

         For purposes of this Seventh Supplemental Indenture, the term "Indenture" shall mean that certain Indenture dated as of November 22, 2002 (the "Original Indenture") by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the "6.875% Senior Notes") by Toll Brothers Finance Corp. (the "Issuer") and the issuance of related guarantees by Toll Brothers, Inc. (the "Company") and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture dated May 1, 2003 (the "First Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the "5.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the "Second Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated January 26, 2004 (the "Third Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated March 1, 2004 (the "Fourth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the "4.95% Senior Notes") by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of Toll Brothers Finance Corp., Toll Brothers, Inc. and Each of the Entities listed on Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture dated September 20, 2004 (the "Fifth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors); and (ix) the Sixth Supplemental Indenture dated as of October 28, 2004 (the "Sixth Supplemental Indenture"), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented (including by this Seventh Supplemental Indenture) and/or amended.